UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 11, 2005
(Date of earliest event reported)

Offshore Logistics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31617	72-0679819
(Commission File Number)	(IRS Employer
Identification No.)
224 Rue de Jean P.O. Box 5C
Lafayette, Louisiana	70505
(Address of Principal Executive Offices)	(Zip Code)

(337) 233-1221
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD.

        On August 11, 2005, Offshore Logistics, Inc. (the “Registrant”) issued a press release announcing that it has amended the terms of its solicitation of consents from the holders of its 6 1/8% Senior Notes due 2013 (the “Notes”) to waivers under and amendments to the indenture under which the Notes were issued. After discussions with holders of a majority in principal amount of the outstanding Notes, who have indicated that they intend to deliver their consent, the Company has amended the terms of the consent solicitation as follows:

*	The Expiration Date (as defined in the Consent Solicitation Statement dated July 26, 2005 (the “Consent Solicitation Statement”)) has been extended to 5:00 p.m., New York City time, on August 15, 2005.

*	The consent fee payable to holders of Notes as of 5:00 p.m., New York City time, on July 25, 2005 that have delivered (and not revoked) valid consents on or prior to the Expiration Date has been increased to $6.25 per $1,000 principal amount of Notes.

*	In the event that the Company does not comply with the financial reporting covenants and related compliance certificate and auditors’ statement covenants on or before November 15, 2005 and elects to pay on or before the third business day following such date an additional fee to consenting holders in an amount equal to $2.50 per $1,000 principal amount of Notes in respect of which consents have been delivered (and not revoked), the Company would have until December 15, 2005 to comply with the financial reporting covenants and the compliance certificate and auditors’ statement covenants in the indenture. In addition, if the Company does not comply with the financial reporting covenants and related compliance certificate and auditors’ statement covenants on or before December 15, 2005 and elects to pay on or before the third business day following such date a further additional fee to consenting holders in an amount equal to $2.50 per $1,000 principal amount of Notes in respect of which consents have been delivered (and not revoked), the Company would have until January 16, 2006 to comply with the financial reporting covenants and the compliance certificate and auditors’ statement covenants in the indenture. In the event that the Company does not comply with the financial reporting covenants and related compliance certificate and auditors’ statement covenants on or before November 15, 2005 (or, at the election of Offshore Logistics and upon the payment of an additional fee described above, until December 15, 2005 or January 16, 2006, as applicable), the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare all of the Notes due and payable immediately.

All other material terms of the consent solicitation remain unchanged.

        The Company also announced that it intends to seek a waiver of its revolving credit facility and a term loan under which an affiliate of Offshore Logistics is borrower and Offshore Logistics is a partial guarantor to provide Offshore Logistics until November 15, 2005 (or, at the election of Offshore Logistics and upon the payment of a fee, until December 15, 2005 or January 16, 2006, as applicable) to comply with the covenants in those instruments requiring the delivery of financial information. As previously announced, until the Company complies with the financial reporting covenants in the indenture, it intends to publicly disclose selected financial information periodically.

        Statements contained in this Form 8-K that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements, including its intention to publicly disclose selected financial information periodically and seek a waiver of the revolving credit facility and term loan and the intention of holders of more than a majority in principal amount of the outstanding Notes to deliver their consent. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. The public disclosure by Offshore Logistics of such selected financial information will depend on a number of factors, including the ongoing review by the Audit Committee of Offshore Logistics of certain payments made by affiliated entities of Offshore Logistics in a foreign country and operations in other countries. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s report on Form 10-K for the year ended March 31, 2004 and the Company’s reports on Form 10-Q for the quarters ended June 30, 2004, September 30, 2004, and December 31, 2004. Offshore Logistics, Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated August 11, 2005

Limitation on Incorporation by Reference.

        In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2005

OFFSHORE LOGISTICS, INC. (Registrant) /s/ Brian C. Voegele —————————————— Brian C. Voegele Senior Vice-President, Chief Financial Officer, Secretary and Treasurer